Exhibit 99.1

Exhibit 99.1 Press release dated as of August 11, 2009

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Second Quarter 2009 Results

Company reports second quarter increases in revenue and net income

ATLANTA, GA. August 11, 2009 /PRNewswire-FirstCall/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI - News), a leading vehicle emissions testing and safety inspections company with testing stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the second quarter ended June 30, 2009.

Second Quarter Highlights:

•

Revenue increased 2.7% to $2,586,308 for the second quarter of 2009 compared to revenue of $2,518,719 for the second quarter of 2008. The increase in revenue was led by a 5.5% increase in same store sales over the comparable period of 2008.

•	General and administrative expenses decreased 28.2% to $361,063 during the second quarter of 2009 compared to $502,637 in the same period of the prior year.

•	Net income for the second quarter of 2009 increased to $102,916 or $0.01 per diluted share from a net loss of $173,646, or ($0.03) per diluted share in the comparable period of 2008.

•	The company opened its 4th store in St. Louis increasing its total number of stores to 40.

Year-to-Date Results:

•

Revenue increased 2.2% to $5,058,250 for the six-month period ended June 30, 2009 compared to revenue of $4,948,474 in the six-month period ended June 30, 2008. Same store sales increased 2.2% in the six-month period ended June 30, 2009 over the comparable period of 2008.

•	General and administrative expenses decreased 33.0% to $662,419 during the six-month period ended June 30, 2009 compared to $988,083 in the six-month period ended June 30, 2008.

•	Net income for the six-month period ended June 30, 2009 increased to $145,068 or $0.02 per diluted share from a net loss of $349,278 or ($0.07) per diluted share.

•	Since December 31, 2008, the Company has increased its cash balances by 17.9% and decreased its total liabilities by 15.2%.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“We’re encouraged that despite the most severe recession in recent history, we were able to increase revenue, increase same store sales, generate net income for the second consecutive quarter, increase our cash balance and reduce our liabilities during the quarter and first six months of 2009. While we’ve made great progress over the past 12 months in our store operations, we need to find more ways of doing business which means driving more revenue and income to our stores.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash	$604,332	$512,492
Other current assets	138,583	137,691

Total current assets	742,915	650,183
Property and equipment, at cost less accumulated depreciation and amortization	1,098,889	1,214,737
Goodwill	7,100,572	7,100,572
Other assets	101,687	100,937

Total assets	$9,044,063	$9,066,429

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$274,001	$498,554
Accrued liabilities	300,366	237,127
Current portion of capitalized lease obligations	44,545	41,962
Current portion of equipment financing obligations	17,567	16,362
Current portion - deferred rent	17,949	17,949

Total current liabilities	654,428	811,954

Capitalized lease obligations, net of current portion	117,959	140,897
Equipment financing obligations, net of current portion	55,335	64,431
Deferred rent	228,973	230,521
Other long term liabilities	7,350	7,350

Total liabilities	1,064,045	1,255,153
Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346
Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,372,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 5,162,108 shares issued and outstanding	5,162	5,162
Additional paid-in capital	15,773,629	15,749,955
Accumulated deficit	(12,380,600)	(12,525,668)

Total shareholders’ equity	3,400,672	3,231,930

Total liabilities and shareholders’ equity	$9,044,063	$9,066,429

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Revenue	$2,586,308	$2,518,719	$5,058,250	$4,948,474

Costs of operations:
Cost of emission certificates	564,666	539,058	1,113,243	1,063,847
Store operating expenses	1,574,762	1,522,703	3,147,591	3,009,772
General and administrative expenses	361,053	502,637	662,419	988,083
(Gain) loss on disposal of non-strategic assets	(24,830)	—	(24,830)	—

Operating income (loss)	110,657	(45,679)	159,827	(113,228)
Interest income (expense)
Interest income	26	256	51	1,120
Interest expense	(7,767)	(9,443)	(14,810)	(18,977)

Interest expense, net	(7,741)	(9,187)	(14,759)	(17,857)

Income (loss) from continuing operations	102,916	(54,866)	145,068	(131,085)
Income (loss) from discontinued operations	—	(118,780)	—	(218,193)

Net income (loss)	$102,916	$(173,646)	$145,068	$(349,278)

Basic net income (loss) per share from continuing operations	$0.02	$(0.01)	$0.03	$(0.03)

Diluted net income (loss) per share from continuing operations	$0.01	$(0.01)	$0.02	$(0.03)

Basic net income (loss) per share from discontinued operations	$—	$(0.02)	$—	$(0.04)

Diluted net income (loss) per share from discontinued operations	$—	(0.02)	$—	(0.04)

Basic net income (loss) per share	$0.02	$(0.03)	$0.03	$(0.07)

Diluted net income (loss) per share	$0.01	$(0.03)	$0.02	$(0.07)

Weighted average common shares outstanding, basic	5,162,108	5,162,108	5,162,108	5,162,108

Weighted average common shares outstanding, diluted	9,439,606	5,162,108	9,439,606	5,162,108

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2009	2008
Operating activities:
Net income (loss)	$145,068	$(349,278)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	159,841	173,123
Gain on disposal of assets	(24,830)	—
Share based compensation expenses	23,674	103,710
Changes in operating assets and liabilities:
Other current assets	(892)	(25,589)
Other assets	(750)	(3,750)
Accounts payable and accrued liabilities	(161,314)	(66,849)
Other liabilities	(1,548)	(4,243)

Net cash (used in) provided by operating activities	139,249	(172,876)

Cash flows from investing activities:
Proceeds from disposal of assets	24,830	—
Purchases of property and equipment	(43,992)	(168,003)

Net cash used in investing activities	(19,162)	(168,003)

Cash flows from financing activities:
Payments on financing obligations	(7,892)	(6,854)
Payments on capitalized leases	(20,355)	(17,677)

Net cash used in financing activities	(28,247)	(24,531)

Net increase (decrease) in cash	91,840	(365,410)
Cash at beginning of period	512,492	804,662

Cash at end of period	$604,332	$439,252

Supplemental Information:
Cash paid during the period for interest	$10,385	$18,922

Non-cash Investing and Financing activities:
Non-cash asset additions for financed and capital leases	$—	$31,425